As filed with the Securities and Exchange Commission on August 28, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

KERYX BIOPHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-4087132
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
(212) 531-5965
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James F. Oliviero
Chief Financial Officer
Keryx Biopharmaceuticals, Inc.
750 Lexington Avenue
New York, New York 10022
(212) 531-5965
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

The Commission is requested to send copies of all communications to:

Mark F. McElreath, Esq.
Alston & Bird LLP
90 Park Avenue
New York, New York 10016-1387
Telephone: (212) 210-9595
Facsimile: (212) 922-3995

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ ______

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, or a non-accelerated filer.  See definition of  “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	--	--
Warrants to purchase Common Stock	--	--
Total	$40,000,000	$2,232

(1) Such indeterminate number of shares of Common Stock of Keryx Biopharmaceuticals, Inc. and warrants to purchase Common Stock as may from time to time be issued at indeterminate prices.  The securities registered also include such indeterminate amount of shares of Common Stock issuable upon the exercise of warrants.  Pursuant to Rule 416 under the Securities Act of 1933, as amended, such number of shares of Common Stock registered hereby shall include an indeterminate number of shares of Common Stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion—Dated August 28, 2009

PROSPECTUS

$40,000,000

Keryx Biopharmaceuticals, Inc.

Common Stock
Warrants

We may offer and sell an indeterminate number of shares of our common stock and/or warrants from time to time under this prospectus. You should read this prospectus and any supplement carefully before you invest.

We may offer our common stock and/or warrants in one or more offerings in amounts, at prices, and on terms determined at the time of the offering.  We may sell our common stock and warrants through agents we select or through underwriters and dealers we select.  If we use agents, underwriters or dealers, we will name them and describe their compensation in a prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “KERX.”  On August 27, 2009, the per share closing price of our common stock as reported on the Nasdaq Capital Market was $1.39 per share.

As of August 27, 2009, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $62,114,220, which was calculated based on 44,686,489 shares of outstanding common stock held by non-affiliates and on a price per share of $1.39, the closing price of our common stock on August 27, 2009.  Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our market value in any 12-month period so long as our market value remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in our securities involves certain risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, as well as our Quarterly Reports on Form 10-Q for the periods ended March 31, 2009 and June 30, 2009, which have been filed with the SEC and are incorporated by reference into this prospectus. You should read the entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2009

i

KERYX BIOPHARMACEUTICALS, INC.

We are a biopharmaceutical company focused on the acquisition, development and commercialization of medically important pharmaceutical products for the treatment of life-threatening diseases, including renal disease and cancer. We are developing KRX-0401 (perifosine), a novel, potentially first-in-class, oral anti-cancer agent that inhibits the phosphoinositide 3-kinase (PI3K)/Akt pathway, a key signaling cascade that has been shown to induce cell growth and cell transformation. KRX-0401 has demonstrated both safety and clinical efficacy in several tumor types, both as a single agent and in combination with novel therapies. KRX-0401 also modulates a number of other key signal transduction pathways, including the JNK and MAPK pathways, which are pathways associated with programmed cell death, cell growth, cell differentiation and cell survival. KRX-0401 is currently in Phase 2 clinical development for multiple tumor types, with a Phase 3 in multiple myeloma, under Special Protocol Assessment, pending commencement.

We are also developing Zerenex™ (ferric citrate), an oral, iron-based compound that has the capacity to bind to phosphate and form non-absorbable complexes. Zerenex has recently completed a U.S. Phase 2 clinical program as a treatment for hyperphosphatemia (elevated phosphate levels) in patients with end-stage renal disease, and we are in the process of finalizing the U.S. Phase 3 program for Zerenex in consultation with the FDA. Zerenex is also in Phase 2 development in Japan by our Japanese partner, Japan Tobacco Inc. (“JT”) and Torii Pharmaceutical Co., Ltd. (“Torii”).

We also actively engage in business development activities that include seeking strategic relationships for our product candidates, as well as evaluating compounds and companies for in-licensing or acquisition. To date, we have not received approval for the sale of any of our drug candidates in any market and, therefore, have not generated any product sales from our drug candidates. We have generated, and expect to continue to generate, revenue from the licensing of rights to Zerenex in Japan to our Japanese partner, JT and Torii.

Our principal executive offices are located at 750 Lexington Avenue, New York, New York 10022, and our telephone number is (212) 531-5965.  We maintain a website on the Internet at www.keryx.com and our e-mail address is info@keryx.com. Our Internet website, and the information contained on it, are not to be considered part of this prospectus.

THE OFFERING

Use of Proceeds	We intend to use the net proceeds of any offering as set forth in the applicable prospectus supplement.

Nasdaq Symbol	KERX

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or SEC.  You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, D.C.  20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We also file these documents with the SEC electronically.  You can access the electronic versions of these filings on the SEC’s Internet website found at http://www.sec.gov.  You can also obtain copies of materials we file with the SEC from our Internet website found at www.keryx.com.  Our stock is quoted on The Nasdaq Capital Market under the symbol "KERX."

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement that we filed with the SEC.  By using a shelf registration statement, we may sell our securities, as described in this prospectus, from time to time in one or more offerings. We may use the shelf registration statement to offer and sell securities described in this prospectus.  Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of such offering.  The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information incorporated into this prospectus or described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we previously filed with the SEC and have incorporated by reference, is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

We will not use this prospectus to offer and sell securities unless it is accompanied by a supplement that more fully describes the terms of the offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC.  This means that we can disclose important information to you by referring you to those documents without restating that information in this document.  The information incorporated by reference into this prospectus is considered to be part of this prospectus, and information we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, will automatically update and supersede the information contained in this prospectus and documents listed below.  We incorporate by reference into this prospectus the documents listed below, except to the extent information in those documents differs from information contained in this prospectus, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including exhibits:

(a)	Our Annual Report on Form 10-K for the year ended December 31, 2008;

(b)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

(c)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

(d)
Our Current Reports on Form 8-K filed with the SEC on March 5, 2009, March 9, 2009, April 9, 2009, April 17, 2009, April 29, 2009, May 22, 2009, June 9, 2009, June 18, 2009, August 3, 2009, August 5, 2009; and

(e)	The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on June 30, 2000 (File No. 000-30929).

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus.  We will provide this information upon written or oral request at no cost to the requester.  You may request this information by contacting our corporate headquarters at the following address: 750 Lexington Avenue, New York, New York 10022, Attn: Chief Financial Officer, or by calling (212) 531-5965.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our common stock and warrants to purchase common stock that we may offer from time to time.  These summary descriptions are not meant to be complete descriptions of each security.  The particular terms of any security will be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our certificate of incorporation and our bylaws.  You should refer to, and read this summary together with, our certificate of incorporation and bylaws to review all of the terms of our common stock that may be important to you.

Common Stock

Under our certificate of incorporation, we are authorized to issue a total of 95,000,000 shares of common stock, par value $0.001 per share.  As of August 27, 2009, we had issued and outstanding 47,838,960 shares of our common stock.  There are approximately 61 holders of record.  All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the Nasdaq Capital Market under the symbol "KERX."

Dividends

Holders of our common stock are entitled to participate equally in dividends when our Board of Directors declares dividends on our common stock out of legally available funds.  We have never declared or paid any cash dividends on our common stock and do not anticipate paying any such cash dividends in the foreseeable future.  Future dividends, if any, will be determined by our Board of Directors and will be based upon our earnings, capital requirements and operating and financial condition, among other factors, at the time any such dividends are considered by our Board of Directors.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock held.  Generally, the vote of the majority of the shares represented at a meeting of the stockholders and entitled to vote is sufficient for actions that require a vote of the stockholders.

Liquidation and Dissolution

In the event of our liquidation, dissolution, or winding up, voluntarily or involuntarily, holders of our common stock will have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of our creditors and of all liabilities.

Other

Holders of our common stock are not entitled to any preemptive or preferential right to purchase or subscribe for shares of capital stock of any class and have no conversion or sinking fund rights.

Transfer Agent

American Stock Transfer and Trust Company serves as the transfer agent and registrar for all of our common stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the warrants;
•	the aggregate number of warrants offered;
•	the designation, number and terms of the shares of common stock purchasable upon exercise of the warrants and procedures by which those numbers may be adjusted;
•	the exercise price of the warrants;
•	the dates or periods during which the warrants are exercisable;
•	the designation and terms of any securities with which the warrants are issued;
•	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms relating to the modification of the warrants;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other specific terms of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities covered in this prospectus in any of three ways (or in any combination):

•	through underwriters or dealers;
•	directly to a limited number of purchasers or to a single purchaser; or
•	through agents.

Each time that we use this prospectus to sell securities, we will also provide a prospectus supplement that contains the specific terms of the offering.  The prospectus supplement will set forth the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of any securities underwritten or purchased by each of them; and
•	the public offering price of the common stock and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters.  Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent.  The underwriters will be obligated to purchase all of the securities if they purchase any of securities.

We may sell the securities through agents from time to time.  The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.  Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions.  If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities.  The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

The legality and validity of the securities offered from time to time under this prospectus will be passed upon by Alston & Bird LLP, New York, New York.

EXPERTS

The consolidated financial statements of Keryx Biopharmaceuticals, Inc. and subsidiaries as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the consolidated financial statements contains an explanatory paragraph that states that our substantial recurring losses from operations, deficiency in equity, limited cash, cash equivalents and short-term investment securities, and illiquid investments in auction rate securities raise substantial doubt about our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty. The audit report also refers to our adoption of Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements,” in 2008 and SFAS No. 123R, “Share-Based Payment,” in 2006.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The table below itemizes the expenses payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder, other than underwriting discounts and commissions.  All amounts except the Securities and Exchange Commission registration fee are estimated.

Securities and Exchange Commission Registration Fee	$2,232
Legal Fees and Expenses	$ *
Accountants’ Fees and Expenses	$ *
Printing and Duplicating Expenses	$ *
Miscellaneous Expenses	$ *
Total	$ *
* To be filed by amendment, Form 8-K or Rule 424 filing.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under the General Corporation Law of the State of Delaware, or DGCL, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director’s duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit.  The Registrant’s Amended and Restated Certificate of Incorporation eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director with certain limited exceptions set forth in the DGCL.

Section 145 of the DGCL grants to corporations the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The Registrant’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for indemnification of each officer and director of the Registrant to the fullest extent permitted by the DGCL.  Section 145 of the DGCL also empowers corporations to purchase and maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section 145 of the DGCL.

ITEM 16.	EXHIBITS.

Exhibit Number	Description

1.1	Underwriting Agreement*

4.1
Specimen Common Stock Certificate, filed as Exhibit 4.1 to the Registrant’s First Amendment to the Registration Statement on Form S-1 filed on June 30, 2000 (File No. 333-37402), and incorporated herein by reference

4.2	Form of Warrant Agreement*

5.1	Opinion of Alston & Bird LLP

23.1	Consent of KPMG LLP

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

________
*      To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of our securities.

ITEM 17.	UNDERTAKINGS.

A.           RULE 415 OFFERING

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registrationstatement (or the most recent post-effective amendment thereof) which, individually or in theaggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed inthe registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offeredtherein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registeredwhich remain unsold at the termination of the offering.

(5)  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of theRegistration Statement as of the date the filed prospectus was deemed part of and included in theRegistration Statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of aRegistration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offeringrequired to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersignedregistrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectuses relating to the offering containing materialinformation about the undersigned registrant or its securities provided by or on behalf of theundersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to thepurchaser.

B.           Filings Incorporating Subsequent Exchange Act Documents By Reference

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.           Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 28, 2009.

KERYX BIOPHARMACEUTICALS, INC.

By:	/s/ Ron Bentsur
Ron Bentsur
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Ron Bentsur and James F. Oliviero, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of August 28, 2009.

Signatures	Title

/s/ Ron Bentsur	Chief Executive Officer (principal executive officer)
Ron Bentsur

/s/ James F. Oliviero	Chief Financial Officer (principal financial and accounting officer)
James F. Oliviero

/s/ Michael P. Tarnok	Chairman of the Board of Directors
Michael P. Tarnok

/s/ Kevin Cameron	Director
Kevin Cameron

/s/ Wyche Fowler, Jr.	Director
Wyche Fowler, Jr.

/s/ Jack Kaye	Director
Jack Kaye

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Alston & Bird LLP
23.1	Consent of KPMG LLP
23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page to this Registration Statement)